Exhibit 99.1

Pall Corporation Reports First Quarter Results
PORT WASHINGTON, N.Y., November 28, 2012 -- Pall Corporation (NYSE:PLL) today reported financial results for the first quarter of fiscal year 2013 which ended on October 31, 2012.

First Quarter Sales and Earnings Overview
Continuing Operations:(1)
First quarter sales were $627.6 million compared to $651.3 million last year, a decrease of 3.6%. Sales in local currency (“LC”) were flat year over year. Diluted EPS were $0.77 in the quarter, compared to $0.51 last year. Pro forma diluted EPS(2) were $0.68 compared to $0.66 last year, an increase of 3.0%. Foreign currency translation negatively impacted first quarter EPS by $0.03.

Total Company:
Diluted EPS were $2.92 in the quarter, compared to $0.59 last year. This includes a gain on the sale of certain assets of the Company’s blood product line.

Larry Kingsley, Pall President and CEO, said, “The first quarter proved to be challenging due to order cancellations and a reduction in customer volume commitment, particularly in three of our industrial global end markets. The emerging country markets are taking a more cautious approach to industrial capital commitment. Our more resilient Life Sciences business held up well driven by 8% growth in the BioPharmaceuticals markets. The team responded well to the situation and is managing to achieve reasonable profitability given the soft industrial segment demand. Structural cost improvement and product rationalization is enabling us to improve margin in the down sales environment.”
Life Sciences – First Quarter Highlights

(Dollar Amounts in Thousands and Discussion of Sales Changes are in Local Currency)

Sales:	OCT. 31, 2012	OCT. 31, 2011	% CHANGE	% CHANGE IN LC
BioPharmaceuticals	$202,577	$196,012	3.3	7.9
Food & Beverage	49,586	56,019	(11.5)	(6.8)
Medical	47,788	49,723	(3.9)	(0.1)
Total Life Sciences segment	$299,951	$301,754	(0.6)	3.8

Gross profit	$175,954	$178,213
% of sales	58.7	59.1
Segment profit	$69,842	$79,717
% of sales	23.3	26.4
BioPharmaceuticals: Within BioPharmaceuticals, our Pharmaceuticals sales increased nearly 10%. Consumables sales to Pharmaceuticals customers grew about 9%, on strength in the Americas and Asia, while systems sales grew 20%. Continued strength in the biotech market, as well as a 4% contribution from ForteBio, drove consumables sales growth. Laboratory sales were down 2% overall. This reflects the residual impact of supply chain issues in the Americas, partly mitigated by growth in Europe of 17%.

Food and Beverage: Consumables sales were down 3.1%. Excluding the impact of a divestiture in Italy, consumables sales were up slightly. This reflects strong consumables sales growth in the Americas, due in part to Latin America, largely offset by weakness in Europe related to lower beer and wine production levels. Overall systems sales declined 22.5%, reflective of weak capital commitment for systems in the Americas.
Medical: Medical sales were flat on weakness in the OEM market.
Industrial – First Quarter Highlights

(Dollar Amounts in Thousands and Discussion of Sales Changes are in Local Currency)

Sales:	OCT. 31, 2012	OCT. 31, 2011	% CHANGE	% CHANGE IN LC
Process Technologies	$198,534	$214,285	(7.4)	(4)
Aerospace	58,435	56,633	3.2	5.0
Microelectronics	70,680	78,590	(10.1)	(8.3)
Total Industrial segment	$327,649	$349,508	(6.3)	(3.5)

Gross profit	$151,129	$157,139
% of sales	46.1	45.0
Segment profit	$52,766	$43,635
% of sales	16.1	12.5
Process Technologies: Machinery & Equipment sales decreased 9%, reflecting reduced demand. Europe experienced broad-based slowing in this end market. Asian sales performance is off expectations due to slow end market demand in the primary metals and construction sectors, particularly in China. The Americas was also impacted by fulfillment challenges.
Sales in Fuels & Chemicals increased 9% driven by growth in Europe and in Asia. Growth in the Americas was hampered by weakness in the refinery sector.
Power Generation sales decreased 4%. Systems sales declined 40% on lower capital spending in all regions; however, consumables sales grew about 8% with all regions contributing.
Municipal Water sales declined 26% on weakness in the Americas and Asia. In the Americas, projects delays and pressure on capital spending continue to impact results. The decline in Asia was reflective of a large wastewater project in the comparative quarter of fiscal year 2012 that did not repeat this year.
Aerospace: Military Aerospace grew 4% in the quarter driven by helicopter program sales in the Americas. Commercial Aerospace sales increased about 7% driven by increased aftermarket sales in the Americas and Europe.
Microelectronics: The year over year result reflects continuing weakness in our customer end markets and low utilization rates at chip producers.
Conclusion/Outlook
Kingsley concluded, “As we factor in Q1 performance and our current order pattern, we expect Life Sciences to continue to perform well, while Industrial will have a difficult year. We believe we are taking a realistic approach to our sales forecast that could improve if emerging market demand returns. However, our customers remain very cautious and are allocating more of the current softening to end market requirements and not to de-stocking within the supply chain. Based on the order pattern and implied sales trend, we now expect pro forma EPS from continuing operations to be in the range of $2.95-$3.15(2).”
Conference Call
On Thursday, November 29, 2012, at 8:30 am ET, Pall Corporation will host a conference call to review these results. The call can be accessed at www.pall.com/investor. The webcast will be archived for 30 days.

About Pall Corporation
Pall Corporation (NYSE:PLL) is a filtration, separation and purification leader providing solutions to meet the critical fluid management needs of customers across the broad spectrum of life sciences and industry. Pall works with customers to advance health, safety and environmentally responsible technologies. The Company’s engineered products enable process and product innovation and minimize emissions and waste. Pall Corporation is an S&P 500 company serving customers worldwide. Pall has been named a “top green company” by Newsweek magazine. To see how Pall is helping enable a greener, safer, more sustainable future, follow us on Twitter @PallCorporation or visit www.pall.com/green.
Forward-Looking Statements
The matters discussed in this release contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Results for the first quarter of fiscal year 2013 are preliminary until the Company's Form 10-Q is filed with the Securities and Exchange Commission on or before December 10, 2012.

Forward-looking statements are those that address activities, events or developments that the Company or management intends, expects, projects, believes or anticipates will or may occur in the future. All statements regarding future performance, earnings projections, earnings guidance, management’s expectations about its future cash needs, dilution from the disposition or future allocation of capital and effective tax rate, and other future events or developments are forward-looking statements. Forward-looking statements are those that use terms such as “may,” “will,” “expect,” “believe,” “intend,” “should,” “could,” “anticipate,” “estimate,” “forecast,” “project,” “plan,” “predict,” “potential,” and similar expressions. Forward-looking statements contained in this and other written and oral reports are based on management’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments and other relevant factors.

The Company’s forward-looking statements are subject to risks and uncertainties and are not guarantees of future performance, and actual results, developments and business decisions may differ materially from those envisaged by the Company’s forward-looking statements. Such risks and uncertainties include, but are not limited to, those discussed in Part I–Item 1A.–Risk Factors in the 2012 Form 10-K, and other reports the Company files with the Securities and Exchange Commission, including: the impact of legislative, regulatory and political developments globally; the impact of the uncertain global economic environment; the extent to which adverse economic conditions may affect the Company's sales volume and results; demand for our products and business relationships with key customers and suppliers, which may be impacted by their cash flow and payment practices; delays or cancellations in shipments; the Company's ability to develop and commercialize new technologies or obtain regulatory approval or market acceptance of new technologies; increase in costs of manufacturing and operating costs; the Company's ability to achieve and sustain the savings anticipated from its structural cost initiatives; the Company’s ability to meet its regulatory obligations; changes in product mix, market mix and product pricing, particularly relating to the expansion of the systems business; the Company's ability to successfully complete the Company's business improvement initiatives, which include supply chain enhancements and integrating and upgrading the Company's information systems; the effect of a serious disruption in the Company's information systems; fluctuations in the Company's effective tax rate; the Company’s ability to enforce patents and protect proprietary products and manufacturing techniques; the Company's ability to successfully complete or integrate any acquisitions; volatility in foreign currency exchange rates, interest rates and energy costs and other macroeconomic challenges currently affecting the Company; the impact of pricing and other actions by competitors; the effect of litigation and regulatory inquiries associated with the restatement of the Company's prior period financial statements; the Company's ability to attract and retain management talent or the loss of members of its senior management team; and the effect of the restrictive covenants in the Company's debt facilities. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company makes these statements as of the date of this disclosure and undertakes no obligation to update them, whether as a result of new information, future developments or otherwise.

Management uses certain non-GAAP measurements to assess the Company’s current and future financial performance. The non-GAAP measurements do not replace the presentation of the Company’s GAAP financial results. These measurements provide supplemental information to assist management in analyzing the Company’s financial position and results of operations. The Company has chosen to provide this information to facilitate meaningful comparisons of past, present and future operating results and as a means to emphasize the results of ongoing operations.

Notes to Release:

(1)
As discussed in our news release dated August 1, 2012, the Company completed the sale of certain assets of its Blood product line to Haemonetics Corporation (NYSE:HAE). Accordingly, discussion of results from continuing operations excludes the Blood product line. Tables appended to this release are presented on a continuing operations basis (with reconciliation to include the discontinued Blood product line). Further, Life Sciences and Industrial segment profit for fiscal year 2012 have been restated to reflect a change in the allocation of certain shared expenses on a continuing operations basis.

(2)
Pro forma diluted EPS are defined as Reported diluted EPS on a continuing operations basis adjusted for “Discrete Items”. Discrete items are defined as ROTC and other items that are deemed to be non-recurring in nature and/or not considered by management to be indicative of underlying operating performance. A reconciliation of Reported to Pro forma amounts can be found in the Reconciliation of Pro forma Earnings table accompanying this release.

(3)	Reflects assets disposed of related to the sale of the Blood product line.

(4)	Cash flows are inclusive of discontinued operations.

PALL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in Thousands)

	OCT. 31, 2012	JUL. 31, 2012

Assets:

Cash and cash equivalents	$909,680	$500,274
Accounts receivable	603,771	655,436
Inventories	398,641	364,766
Other current assets	184,740	195,464
Assets held for sale	—	136,517	(3)
Total current assets	2,096,832	1,852,457

Property, plant and equipment	771,242	750,993
Other assets	652,354	744,442
Total assets	$3,520,428	$3,347,892

Liabilities and Stockholders' Equity:

Short-term debt	$130,474	$205,393
Accounts payable, income taxes and other current liabilities	579,636	646,735
Total current liabilities	710,110	852,128

Long-term debt, net of current portion	488,683	490,706
Deferred taxes and other non-current liabilities	518,826	495,023
Total liabilities	1,717,619	1,837,857

Stockholders' equity	1,802,809	1,510,035
Total liabilities and stockholders' equity	$3,520,428	$3,347,892

PALL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(Amounts in Thousands, Except Per Share Data)

	FIRST QUARTER ENDED
	OCT. 31, 2012	OCT. 31, 2011

Net sales	$627,600	$651,262
Cost of sales	300,517	315,910
Gross profit	327,083	335,352
% of sales	52.1%	51.5%
Selling, general and administrative expenses	195,965	208,180
% of sales	31.2%	32%
Research and development	22,575	19,521
Operating profit	108,543	107,651
% of sales	17.3%	16.5%
Restructuring and other charges ("ROTC") (a)	4,274	22,984
Interest expense, net (c)	(568)	5,945
Earnings from continuing operations before income taxes	104,837	78,722
Provision for income taxes (b)	15,672	19,070
Net earnings from continuing operations	$89,165	$59,652
Earnings from discontinued operations, net of income taxes	250,307	9,803
Net Earnings	$339,472	$69,455

Average shares outstanding:
Basic	114,589	115,824
Diluted	116,097	117,224

Earnings per share:
From continuing operations:
Basic	$0.78	$0.52
Diluted	$0.77	$0.51

From discontinued operations:
Basic	$2.18	$0.08
Diluted	$2.15	$0.08

Total
Basic	$2.96	$0.60
Diluted	$2.92	$0.59

Pro forma diluted earnings per share:
From continuing operations	$0.68	$0.66

PALL CORPORATION
RECONCILIATION OF PRO FORMA EARNINGS
(Unaudited)
(Amounts in Thousands, Except Per Share Data)

	FIRST QUARTER ENDED
	OCT. 31, 2012	OCT. 31, 2011

Pro forma earnings reconciliation from Continuing Operations
Net earnings from continuing operations as reported	$89,165	$59,652
Discrete items:
ROTC, after pro forma tax effect (a)	3,840	17,756
Tax adjustments (b)	(10,193)	—
Interest adjustments, after pro forma tax effect (c)	(4,268)	—
Total discrete items	(10,621)	17,756
Pro forma earnings from continuing operations	$78,544	$77,408

			FISCAL YEAR
	FIRST QUARTER ENDED		2013 (ESTIMATE
	OCT. 31, 2012	OCT. 31, 2011	AT MIDPOINT)

Diluted earnings per share from continuing operations as reported	$0.77	$0.51	$3.14
Discrete items:
ROTC, after pro forma tax effect (a)	0.03	0.15	0.03
Tax adjustments (b)	(0.09)	—	(0.09)
Interest adjustments, after pro forma tax effect (c)	(0.03)	—	(0.03)
Total discrete items	(0.09)	0.15	(0.09)
Pro forma diluted earnings per share from continuing operations	$0.68	$0.66	$3.05

Pro forma earnings measures exclude the items described below as they are deemed to be non-recurring in nature and/or not considered by management to be indicative of underlying operating performance. The pro forma tax effects disclosed were calculated using applicable entity-specific U.S. federal and/or foreign tax rates.

(a) ROTC in the quarter ended October 31, 2012 of $4,274 ($3,840 after pro forma tax effect of $434) primarily includes severance costs related to the Company's structural cost improvement initiatives.

ROTC in the quarter ended Oct. 31, 2011 of $22,984 ($17,756 after pro forma tax effect of $5,228) includes expenses related to the Company's cost reduction initiatives, primarily in the Industrial segment and certain employment contract obligations, aggregating $32,592 ($23,905 after pro forma tax effect of $8,687) partly offset by a gain on sale of an investment.

(b) Provision for income taxes in the quarter ended October 31, 2012 includes a net benefit of $10,193 related to the resolution of a U.S. tax audit partially offset by the tax cost of repatriation of foreign earnings.

(c) Interest expense, net, in the quarter ended October 31, 2012 includes the reversal of accrued interest of $6,704 ($4,268 after pro forma tax effect of $2,436) related to the resolution of a U.S. tax audit as described in (b) above.

PALL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in Thousands)

	FIRST QUARTER ENDED
	OCT. 31, 2012	(4)	OCT. 31, 2011	(4)

Net cash provided by operating activities	$38,958		$78,356

Investing activities:

Acquisitions of businesses	—		(28,000)
Capital expenditures	(23,477)		(56,649)
Proceeds from sale of assets	535,680		19,837
Other	(1,144)		(4,364)
Net cash provided/(used) by investing activities	511,059		(69,176)

Financing activities:

Dividends paid	(23,979)		(20,125)
Repayments of notes payable and long-term borrowings	(75,034)		(70,097)
Purchase of treasury stock	(75,000)		—
Other	18,307		10,291
Net cash used by financing activities	(155,706)		(79,931)

Cash flow for period	394,311		(70,751)
Cash and cash equivalents at beginning of year	500,274		557,766
Effect of exchange rate changes on cash	15,095		(11,621)
Cash and cash equivalents at end of period	$909,680		$475,394

Free cash flow:
Net cash provided by operating activities	$38,958		$78,356
Less capital expenditures	23,477		56,649
Free cash flow	$15,481		$21,707

PALL CORPORATION
SUMMARY SEGMENT PROFIT BY SEGMENT FROM CONTINUING OPERATIONS
(Unaudited)
(Dollar Amounts in Thousands)

	FIRST QUARTER ENDED
	OCT. 31, 2012	OCT. 31, 2011

Life Sciences
Sales	$299,951	$301,754
Cost of sales	123,997	123,541
Gross profit	175,954	178,213
% of sales	58.7%	59.1%

Selling, general and administrative expenses	90,905	87,066
% of sales	30.3%	28.9%
Research and development	15,207	11,430
Segment profit	$69,842	$79,717
% of sales	23.3%	26.4%

Industrial
Sales	$327,649	$349,508
Cost of sales	176,520	192,369
Gross profit	151,129	157,139
% of sales	46.1%	45%

Selling, general and administrative expenses	90,995	105,413
% of sales	27.8%	30.2%
Research and development	7,368	8,091
Segment profit	$52,766	$43,635
% of sales	16.1%	12.5%

Consolidated:
Segment profit	$122,608	$123,352
Corporate services group	14,065	15,701
Operating profit	108,543	107,651
% of sales	17.3%	16.5%
ROTC	4,274	22,984
Interest expense, net	(568)	5,945
Earnings from continuing operations before income taxes	$104,837	$78,722

PALL CORPORATION
SUPPLEMENTAL SEGMENT SALES INFORMATION BY MARKET AND REGION
FROM CONTINUING OPERATIONS
(Unaudited)
(Dollar Amounts in Thousands)

				EXCHANGE	% CHANGE
				RATE	IN LOCAL
FIRST QUARTER ENDED	OCT. 31, 2012	OCT. 31, 2011	% CHANGE	IMPACT	CURRENCY

Life Sciences			|-------------- Increase/(Decrease) -------------|
By Market:
BioPharmaceuticals	$202,577	$196,012	3.3	$(8,916)	7.9
Food & Beverage	49,586	56,019	(11.5)	(2,602)	(6.8)
Medical	47,788	49,723	(3.9)	(1,871)	(0.1)
Total Life Sciences	$299,951	$301,754	(0.6)	$(13,389)	3.8

By Region:
Americas	$97,798	$90,724	7.8	$(736)	8.6
Europe	143,665	153,878	(6.6)	(11,459)	0.8
Asia	58,488	57,152	2.3	(1,194)	4.4
Total Life Sciences	$299,951	$301,754	(0.6)	$(13,389)	3.8

Industrial
By Market:
Process Technologies	$198,534	$214,285	(7.4)	$(7,074)	(4.0)
Aerospace	58,435	56,633	3.2	(1,051)	5.0
Microelectronics	70,680	78,590	(10.1)	(1,361)	(8.3)
Total Industrial	$327,649	$349,508	(6.3)	$(9,486)	(3.5)

By Region:
Americas	$104,673	$109,065	(4.0)	$(737)	(3.4)
Europe	98,677	99,113	(0.4)	(7,730)	7.4
Asia	124,299	141,330	(12.1)	(1,019)	(11.3)
Total Industrial	$327,649	$349,508	(6.3)	$(9,486)	(3.5)

Contact:
Pall Corporation
Brent Jones
Vice President – Finance
Telephone: 516-801-9848
Email: investor_relations@pall.com